UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019

HAMILTON BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35693	46-0543309
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

501 Fairmount Avenue, Suite 200, Towson, Maryland		21286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 823-4510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing of the merger of Hamilton Bancorp, Inc., a Maryland corporation (the “Company”), with and into Orrstown Financial Services, Inc., a Pennsylvania corporation (“Orrstown”), with Orrstown as the surviving entity, effective on May 1, 2019 (the “Effective Time”) pursuant to the Agreement and Plan of Merger, dated as of October 23, 2018 (the “Merger Agreement”), by and between Orrstown and the Company.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 1, 2019, pursuant to the terms and conditions of the Merger Agreement, the Company was merged with and into Orrstown, with Orrstown as the surviving entity (the “Merger”). Subject to the terms and conditions of the Merger Agreement, at the Effective Time, holders of Company common stock, par value $0.01 per share (“Hamilton Common Stock”), became entitled to receive 0.54 shares of Orrstown Common Stock, no par value per share (“Orrstown Common Stock”) and $4.10 in cash (collectively, the “Merger Consideration”), for each share of Hamilton Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in treasury by the Company), with cash payable in lieu of any fractional shares of Orrstown Common Stock.

At the Effective Time, each outstanding option to acquire a share of Hamilton Common Stock, whether or not vested, was converted into the right to receive cash in an amount equal to the amount by which $16.90 exceeds the exercise price of the option. In addition, each award of Hamilton restricted stock, whether or not vested, that was outstanding immediately prior to the Effective Time of the Merger, was cancelled and converted into the right to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the NASDAQ Stock Market (“NASDAQ”). The Company notified NASDAQ that trading in Hamilton Common Stock should be suspended and the listing of Hamilton Common Stock should be removed, in each case prior to the opening of the market on May 1, 2019. NASDAQ has filed with the Securities and Exchange Commission a notification of removal from listing and registration of Hamilton Common Stock on Form 25 to effect the delisting of all shares of Hamilton Common Stock from NASDAQ and the deregistration of Hamilton Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). Orrstown, as successor to the Company, intends to file a Form 15 with respect to Hamilton Common Stock requesting the deregistration of Hamilton Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to the Rights of Security Holders.

The information set forth under Items 2.01, 3.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of shares of Hamilton Common Stock issued and outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth under Items 2.01, 3.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the consummation of the Merger, the Company’s directors and executive officers ceased serving in such capacities.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of the Effective Time, the articles of incorporation of the Company and the bylaws of the Company ceased to be in effect by operation of law. Orrstown’s articles of incorporation and bylaws in effect immediately prior to the Effective Time are the articles of incorporation and bylaws of Orrstown (as the surviving corporation in the Merger).

The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	The following Exhibits are filed herewith.

Exhibit	Description

2.1	Agreement and Plan of Merger by and between Orrstown Financial Services, Inc. and Hamilton Bancorp, Inc., dated as of October 23, 2018 (incorporated by reference to Exhibit 2.1 of Orrstown Financial Services, Inc.’s Current Report on Form 8-K (File No. 001-34292) filed with the SEC on October 24, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Orrstown Financial Services, Inc., as successor by merger to Hamilton Bancorp, Inc.

DATE: May 1, 2019	By:	/s/ David P. Boyle
David P. Boyle
Executive Vice President and Chief Financial Officer